Exhibit 99.1
Coinbase Announces First Quarter 2021 Estimated Results and Full Year 2021 Outlook
REMOTE FIRST COMPANY // NEW YORK -- April 6, 2021--Coinbase Global, Inc. (the “Company”) today issued estimated results for its first quarter ended March 31, 2021 and an outlook for the full year ending December 31, 2021.
First Quarter 2021 Estimated Results*
For the first quarter of 2021, the Company currently expects the following as of or for the three months ended March 31, 2021:
•Verified Users of 56 million
•Monthly Transacting Users (MTUs) of 6.1 million
•Assets on Platform of $223 billion, representing 11.3% crypto asset market share
◦Includes $122 billion of Assets on Platform from Institutions
•Trading Volume of $335 billion
•Total Revenue of approximately $1.8 billion
•Net Income of approximately $730 million to $800 million
•Adjusted EBITDA of approximately $1.1 billion
*This information is based on information available to the Company as of the date of this release and is subject to the completion of its quarterly financial closing procedures and review by the Company’s independent registered public accounting firm.
Crypto price cycle overview
Crypto markets have observed four major price cycles since 2010 which have typically had durations ranging from two to four years. On average, these price cycles have increased the overall crypto market capitalization significantly from the prior cycle and attracted new users into the cryptoeconomy. These cycles can be highly volatile, and as a result, we measure our performance over price cycles in lieu of quarterly results. We believe that we can create long-term value throughout these price cycles.
Impact of crypto prices on Coinbase’s results
MTUs, Trading Volume, and therefore transaction revenue currently fluctuate, potentially materially, with Bitcoin price and crypto asset volatility. This revenue unpredictability, in turn, impacts our profitability on a quarter-to-quarter basis. In terms of expenses, we intend to prioritize investment, including in periods where we may see a decrease in Bitcoin price. This is because we believe that scale is central to achieving our mission and it is still early in the development of this industry.
Full-Year 2021 Outlook
Our approach to public outlooks will be to provide transparency consistent with the internal plans we use to manage our business. Given the inherent unpredictability of our business mentioned above, we are providing a range of possible scenarios for full-year 2021:

2021 Annual Average MTU possible scenarios
Our transaction revenue is currently highly correlated to MTUs. Looking to full year 2021, we present three possible scenarios for annual average MTU:
•High: Average 2021 MTUs of 7.0 million. This scenario assumes an increase in crypto market capitalization and moderate-to-high crypto asset price volatility. In this scenario, we expect that MTUs continue to grow for the remainder of 2021.
•Mid: Average 2021 MTUs of 5.5 million. This scenario assumes flat crypto market capitalization and low-to-moderate crypto asset price volatility. This scenario assumes a modest decline in MTUs from Q1 2021.
•Low: Average 2021 MTUs of 4.0 million. This scenario assumes a significant decrease in crypto market capitalization, similar to the decrease observed in 2018, and low levels of crypto asset price volatility thereafter. In this scenario, we assume MTUs will decrease in a corresponding manner and end 2021 at similar levels to Q4 2020.
Institutional Revenue
We expect meaningful growth in 2021 driven by transaction and custody revenue given the increased institutional interest in the crypto asset class. However, our institutional revenue is inherently unpredictable given the factors listed above.
Expenses
In the second quarter of 2021, we expect approximately $35 million of one-time expenses related to the Company’s direct listing. Looking to full year 2021, in order to scale our operations and to continue to drive product innovation, we expect our technology and development expenses and our general and administrative expenses to be between $1.3 billion to $1.6 billion, excluding stock-based compensation, in 2021. Additionally, we plan to augment our historically strong organic growth with customer acquisition and engagement by meaningfully increasing our investment in sales and marketing. We plan for sales and marketing to be between 12% and 15% of net revenue in 2021. Lastly, we anticipate transaction expenses will be in the low-to-mid teens as a percent of net revenue in 2021.
Webcast Information
The Company will host a conference call to discuss the estimated results for the first quarter of 2021 and an outlook for full year 2021 on April 6, 2021 at 1:30pm PT. The live webcast of the call will be available on the Investor Relations section of the Company’s website at https://investor.coinbase.com. A replay of the call as well as a transcript will be available on the same website.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. These statements include, but are not limited to, statements regarding our future operating results and financial position, including for our first fiscal quarter ended March 31, 2021 and our fiscal year ended December 31, 2021, anticipated future expenses and investments, expectations relating to certain of our key financial and operating metrics, our business strategy and plans, market growth, our market position and potential market opportunities, and our objectives for future operations. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on management’s expectations, assumptions, and projections based on information available at the time the statements were made. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including risks and uncertainties related to: our ability to successfully execute our business and growth strategy and maintain future profitability, market acceptance of our products and services, our ability to further penetrate our existing customer base and expand our customer base, our ability to develop new products and services, our ability to expand internationally, the success of any acquisitions or investments that we make, the effects of increased competition in our markets, our ability to stay in compliance applicable laws and regulations, and market conditions across the cryptoeconomy. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, our actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Further information on risks that could cause actual results to differ materially from forecasted results are included in our filings with the Securities and Exchange Commission (SEC) including our Form S-1/A filed on March 23, 2021 with the SEC. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.
Key Business Metrics
We use the following key business metric in this release: Assets on Platform, MTUs, Trading Volume, and Verified Users.
Assets on Platform. We define Assets on Platform as the total U.S. dollar equivalent value of both fiat currency and crypto assets held or managed in digital wallets on our platform, including our custody services, calculated based on the market price on the date of measurement. Assets on Platform demonstrates the scale of balances held across our suite of products and services, the trust customers place in us to securely store their assets, and the underlying growth of the cryptoeconomy. Assets on Platform also represent our monetization opportunity for subscription products and services, including current products such as Store, Stake, Save, Borrow, and Lend. Assets on Platform generate fees that are recorded as subscription and services revenue when customers engage with these products.
Monthly Transacting Users (MTUs). We define an MTU as a retail user who actively or passively transacts in one or more products on our platform at least once during the rolling 28-day period ending on the date of measurement. MTUs presented for the end of a quarter are the average of each month’s MTUs in each respective quarter. MTUs represent our transacting base of retail users who drive potential revenue generating transactions on our platform. Revenue generating transactions include active transactions, such as buying or selling crypto assets through our Invest product and spending on the Coinbase Card, or passive transactions such as earning a staking or savings reward. MTUs also engage in transactions that are non-revenue generating such as Send and Receive. MTUs engage in transactions that drive both transaction revenue and subscription and services revenue.
Trading Volume. We define Trading Volume as the total U.S. dollar equivalent value of matched trades transacted between a buyer and seller through our platform during the period of measurement. Trading Volume represents the product of the quantity of asset transacted and the trade price at the time the transaction was executed. As trading activity directly impacts transaction revenue, we believe this measure is a reflection of liquidity on our order books, trading health, and the underlying growth of the cryptoeconomy. Trading Volume on our platform is influenced by the price of Bitcoin and crypto asset volatility. In periods of high Bitcoin price and/or crypto asset volatility, we have experienced correspondingly high levels of Trading Volume on our platform.
Verified Users. We define Verified Users as all retail users, institutions, and ecosystem partners that have registered an account on our platform and confirmed either their email address or phone number, or that have established an account with a username on our non-custodial wallet application, as of the date of measurement. Verified Users are an indication of our scale and represent a potential revenue opportunity for us. These customers have demonstrated an interest in our platform or direct intent to transact with crypto assets. Verified Users represent the top level of our customer acquisition funnel. We believe we have an opportunity to engage Verified Users and convert them to MTUs by marketing our growing suite of products and services. Verified Users may overstate the number of unique customers who have registered an account on our platform as one customer may register for, and use, multiple accounts with different email addresses, phone numbers, or usernames.
Non-GAAP Financial Measure
In addition to our results determined in accordance with U.S. generally accepted accounting principles (GAAP), we believe Adjusted EBITDA, a non-GAAP measure, is useful in evaluating our operating performance. We use Adjusted EBITDA to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that Adjusted EBITDA may be helpful to investors because it provides consistency and comparability with past financial performance. However, Adjusted EBITDA is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Among other non-cash and non-recurring items, Adjusted EBITDA excludes stock-based compensation expense, which has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP measures, including Adjusted EBITDA, differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.
A reconciliation of Adjusted EBITDA to net income can be found below in the table captioned “Reconciliation of Net Income to Adjusted EBITDA.” Investors are encouraged to review the related GAAP financial measures and the reconciliation of Adjusted EBITDA to its most directly comparable GAAP financial measure, and not to rely on any single financial measure to evaluate our business. We calculate Adjusted EBITDA as net income (loss), adjusted to exclude interest expense, provision for income taxes, depreciation and amortization, stock-based compensation expense, impairment of goodwill, acquired intangibles and crypto assets, restructuring expenses, non-recurring acquisition-related compensation expenses, unrealized gain or loss on foreign exchange, fair value adjustments on derivatives, and non-recurring legal reserves and related costs.
Disclosure of Material Information
We use the investor.coinbase.com and blog.coinbase.com websites, as well as press releases, public conference calls, public webcasts, our Twitter feed (@coinbase), our Facebook page, our LinkedIn page, our

YouTube channel, and Brian Armstrong’s Twitter feed (@brian_armstrong) as means of disclosing material non-public information, complying with our obligations under Regulation FD, and communication with our investors and the public. We encourage investors, the media, and others interested in Coinbase to review the information we make public in these locations, as such information could be deemed to be material.
About Coinbase
Coinbase is building the cryptoeconomy – a more fair, accessible, efficient, and transparent financial system enabled by crypto. The company started in 2012 with the radical idea that anyone, anywhere, should be able to easily and securely send and receive Bitcoin. Today, we offer a trusted and easy-to-use platform for accessing the broader cryptoeconomy.
Contacts
Press:
press@coinbase.com
Investor Relations:
investor@coinbase.com

Reconciliation of Net Income to Adjusted EBITDA

	Three months ended March 31, 2021
	Low Estimate	High Estimate
	(in millions)
Net income	$ 730.0	$ 800.0
Adjusted to exclude the following:
Provision for income taxes	260.0	225.0
Depreciation and amortization	11.0	11.0
Interest expense	4.3	4.3
Stock-based compensation	100.0	110.0
Other expenses (1)	0.9	0.9
Adjusted EBITDA	$ 1,106.2	$ 1,151.2

(1)Other expenses include impairment charges, unrealized gain on foreign exchange, fair value adjustments on derivatives, and non-recurring legal reserves and related costs. The Company incurred no restructuring expenses and no acquisition-related compensation expenses for the period presented.

###